EXHIBIT 10.3

RF MICRO DEVICES, INC.
2006 DIRECTORS STOCK OPTION PLAN

Stock Option Agreement
(Annual/Supplemental Option)

THIS AGREEMENT (together with Schedule A, attached hereto, the "Agreement"), effective as of the date specified as the "Grant Date" on Schedule A attached hereto, between RF MICRO DEVICES, INC., a North Carolina corporation (the "Corporation"), and the individual identified on Schedule A attached hereto, a director of the Corporation (the "Participant");

R E C I T A L S :

In furtherance of the purposes of the RF Micro Devices, Inc. Director Compensation Plan, as it may be amended, and the RF Micro Devices, Inc. 2006 Directors Stock Option Plan, as amended and restated effective May 7, 2009, and as it may be hereafter amended (the "Plan"), the Corporation and the Participant hereby agree as follows:

1.                   Incorporation of Plan.  The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference.  In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern.  Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2.                   Grant of Option; Term of Option.  The Corporation hereby grants to the Participant pursuant to the Plan, as a matter of separate inducement and agreement in connection with his service to the Corporation, and not in lieu of any salary or other compensation for his services, the right and Option (the "Option") to purchase all or any part of such aggregate number of shares (the "shares") of common stock of the Corporation (the "Common Stock") at a purchase price (the "Option Price") as specified on Schedule A, attached hereto, and subject to such other terms and conditions as may be stated herein or in the Plan or on Schedule A.  The Option Price shall be 100% of the Fair Market Value per share of the Common Stock on the date of grant.  The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement.  The Corporation and the Participant further acknowledge that the Corporation's signature on the signature page hereof, and the Participant's signature on the Grant Letter contained in Schedule A, shall constitute their acceptance of all of the terms of this Agreement.  The Option shall be designated as a Nonqualified Option.   Except as otherwise provided in the Plan or this Agreement, this Option will expire if not exercised in full by the expiration date specified on Schedule A.

3.                   Exercise of Option.  Subject to the terms of the Plan and this Agreement, the Option shall become exercisable on the date or dates set forth on Schedule A attached hereto.  To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan and this Agreement.  The Participant expressly acknowledges that the Option may vest and be exercisable only upon such terms and conditions as are provided in this Agreement and the Plan.  Upon the exercise of the Option in whole or in part and payment of the Option Price in accordance with the provisions of the Plan and this Agreement, the Corporation shall as soon thereafter as practicable deliver to the Participant a certificate or certificates for the shares purchased.  Payment of the Option Price may be made in the form: (i) of cash or cash equivalent; (ii) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator; (iii) to the extent permitted by the Administrator and in accordance with applicable law, by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; or (iv) by a combination of the foregoing methods.  Shares delivered in payment of the Option Price shall be valued at their Fair Market Value on the date of exercise.  The total number of shares that may be acquired upon exercise of the Option shall be rounded down to the nearest whole share.

4.                   No Right of Continued Service.  Neither the Plan, the Option nor any other action related to the Plan shall confer upon the Participant any right to continue in the service of the Corporation as a Director or interfere in any way with the right of the Corporation to terminate the Participant's service at any time.

5.                   Nontransferability of Option.  The Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act.  Except as may be permitted by the preceding sentence, this Option shall be exercisable during the Participant's lifetime only by the Participant or his guardian or legal representative.

6.                   Superseding Agreement; Binding Effect.  This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Option or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors and assigns.

7.                   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

8.                   Amendment and Termination; Waiver.  Subject to the terms of the Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto.  Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including but in no way limited to Code Section 409A and federal securities laws).  The waiver by the Corporation of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

9.                   No Rights as Shareholder.  The Participant and his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to the Option and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable laws shall have been provided).

10.               Withholding; Tax Matters.

(a)                The Participant acknowledges that, if and to the extent required by applicable laws, rules or regulations, the Corporation shall require the Participant to pay the Corporation the amount of any federal, state, local, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option, to satisfy such obligations.

(b)                The Participant acknowledges that the Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Option and the acquisition or disposition of the shares subject to the Option and that he has been advised that he should consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

11.               Administration.  The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan.  Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.

12.               Notices.  Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail.  Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt.  Notice may also be provided by electronic submission, if and to the extent permitted by the Administrator.  Notices shall be directed, if to the Participant, at the Participant's address indicated by the Corporation's records, or if to the Corporation, at the Corporation's principal office, attention Treasurer, RF Micro Devices, Inc.

13.               Severability.  The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or invalid for any reason, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14.               Restrictions on Option and Shares.  The Corporation may impose such restrictions on the Option, any shares issued pursuant to the exercise of the Option and any other benefits underlying the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities.  Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act).  The Corporation may cause a restrictive legend to be placed on any certificate(s) for shares issued pursuant to the exercise of the Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

15.               Counterparts; Further Instruments.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Corporation and by the Participant effective as of the Grant Date noted on Schedule A, attached hereto.

                                                                                    RF MICRO DEVICES, INC.

                                                                                    By:

                                                                                                Robert A.  Bruggeworth

                                                                                                President & Chief Executive Officer

Attest:

William Priddy

Secretary & Chief Financial Officer

[Signature page of Participant to follow on Schedule A/Grant Letter]

RF Micro Devices, Inc.
2006 Directors Stock Option Plan
Stock Option Agreement
(Annual/Supplemental Option)

Schedule A/Grant Letter

1.                   Pursuant to the terms and conditions of the Company's 2006 Directors Stock Option Plan, as amended (the "Plan"), you (the "Participant") have been granted an Option to purchase _________ shares (the "Option") of our Common Stock as outlined below.

Granted To:	__________________
Grant Date:	____________, 20___
Number of Shares Subject to Option:	__________________
Option Price per Share:	$_________________
Expiration Date:	___________, 20___
Vesting Schedule:	Option 100% vested on Grant Date

2.                   By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Letter and the Option Agreement (the "Agreement") dated _________, 200___, between the Participant and RF Micro Devices, Inc.  (the "Company") which is attached to this Grant Letter.  I understand that the Grant Letter and other provisions of Schedule A herein are incorporated by reference into the Agreement and constitute a part of the Agreement.  By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Letter and the other provisions of Schedule A contained herein.  The Company reserves the right to treat the Option and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Letter within 30 days of receipt.

Signature:	Date:

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.  Please sign and return to Brenda Hatley (mail stop: NC7628), RF Micro Devices, Inc., 7628 Thorndike Road, Greensboro, NC  27409-9421.  Please retain a copy of the Agreement, including this Grant Letter, for your files.